UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             September 14, 2017 (September 13, 2017)

Majesco
(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960
(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2017, Majesco’s subsidiary, Majesco Software and Solutions India Pvt. Ltd. (“MSSIPL”) entered into an addendum facility letter (the “2017 Addendum”) to its addendum facility letter dated September 27, 2016 with respect to its secured Pre Shipment in Foreign Currency and Post Shipment in Foreign Currency (“PCFC”) facility with Yes Bank dated June 30, 2015. The 2017 Addendum extends the maturity date of the PCFC facility to May 22, 2018 and reduces the maximum borrowing limit from 300 million Indian rupees to 130 million Indian rupees, or approximately $2,028 based upon the exchange rate on September 13, 2017.

In addition, on September 13, 2017 MSSIPL entered into a facility letter (the “2017 Facility Letter”) with respect to the PCFC facility with Yes Bank pursuant to which the interest rate of the PCFC facility was amended from LIBOR plus 150 basis points to LIBOR plus 150 basis points plus 2%. The interest rate on the PCFC facility is determined at the time of each advance.

The foregoing description is a summary only, does not purport to set forth the complete terms of the 2017 Addendum and 2017 Facility Letter, and is qualified in its entirety by reference to the 2017 Addendum and 2017 Facility Letter filed as Exhibits 10.1 and 10.2, respectively, each of which are hereby incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Addendum to Facility Letter dated September 27, 2016 between Yes Bank and Majesco Software and Solutions India Pvt. Ltd. dated as of September 13, 2017.

10.2	Facility Letter between Yes Bank and Majesco Software and Solutions India Pvt. Ltd. dated as of September 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: September 14, 2017